                               State of Delaware

                       Office of the Secretary of State

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "VESTA INSURANCE GROUP, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JUNE, A.D. 1998, AT 12 O'CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






               [Seal of Delaware]      /s/ Edward J. Freel
                                       -------------------
                                       Edward J. Freel, Secretary of State

                                       AUTHENTICATION: 9141646

                                                 DATE: 06-16-98

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:00 PM 06/16/1998
                                                          991232184 - 2343202

                                 ------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          VESTA INSURANCE GROUP, INC.

                                 ------------

     Vesta Insurance Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation a resolution was duly adopted setting forth the proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for the presentation of the proposed amendment to the stockholders of the Corporation at the next annual meeting. The resolutions setting forth the proposed amendment is as follows:

         RESOLVED, that Article IV, Section (A) of the Corporation's Restated Certificate of Incorporation be revised to read as follows:

         "(A) Authorized Stock. The total number of shares of stock which the Corporation shall have the authority to issue is 105,000,000, consisting of (i) 100,000,000 shares of common stock, par value $.01 per share (hereinafter referred to as "Common Stock") and (ii) 5,000,000 shares of preferred stock, par value $.01 per share (hereinafter referred to as "Preferred Stock")."

     SECOND: That the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be executed on this 15th day of June, 1998.


                                       VESTA INSURANCE GROUP, INC.

                                       /s/ Donald W. Thornton
                                       ----------------------
                                       Donald W. Thornton
                                       Senior Vice President, General Counsel
                                       and Secretary

                               State of Delaware

                       Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "VESTA INSURANCE GROUP, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF SEPTEMBER, A.D. 1993, AT 10 O'CLOCK A.M.




                   [Delaware Seal]     /s/ Edward J. Freel
                                       -------------------
                                       Edward J. Freel, Secretary of State

                                       AUTHENTICATION: 8300561

                                                 DATE: 01-24-97

  STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 09/01/1993
 723244016 - 2343202

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          VESTA INSURANCE GROUP, INC.

     1. The name of the corporation (which is hereinafter referred to as the "Corporation") is "Vesta Insurance Group, Inc."

     2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 9, 1993 under the name Vesta Insurance Group, Inc.

     3. This Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by written unanimous consent of the stockholders of the Corporation in lieu of a meeting and vote and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware and, upon filing with the Secretary of State in accordance with
Section 103, shall thenceforth supersede the original Certificate of Incorporation and shall, as it may thereafter be amended in accordance with its terms and by law, be the Certificate of Incorporation of the Corporation.

     4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

     The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                          Vesta Insurance Group, Inc.


                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

     The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "GCL").

                                  ARTICLE IV

     (A) Authorized Stock. The total number of shares of stock which the
         ----------------
Corporation shall have authority to issue is 37,000,000 shares, consisting of
(i) 32,000,000 shares of Common Stock, par value $.01 per share (hereinafter referred to as "Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").

     (B) Preferred Stock. The Board of Directors is hereby authorized to create
         ---------------
and provide for the issuance of one or more series of the Preferred Stock from time to time and, by filing a certificate pursuant to the GCL (hereinafter referred to as a "Preferred Stock Designation"), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) The designation of the series, which may be by distinguishing number, letter or title.

          (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred

     Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

          (iii) Whether dividends, if any, shall be cumulative or noncumulative, the preference or relation which such dividend, if any, shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and the dividend rate of the series.

          (iv) Conditions and dates upon which dividends, if any, shall be payable.

          (v) The redemption rights and price or prices, if any, for shares of the series.

          (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          (vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

          (viii) Whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

          (ix) Restrictions on the issuance of shares of the same series or of any other class or series.

          (x) The voting rights, if any, of the holders of shares of the series, whether as a class or otherwise, with respect to the election of Directors or otherwise.

          (xi) Any other relative rights, preferences and limitations of that series.

     (C) Common Stock. The Common Stock shall be subject to the express terms of
         ------------
the Preferred Stock and any series thereof. Each share of Common Stock shall have the right to cast one vote for each share for the election of Directors and on all other matters upon which stockholders are entitled to vote. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise.

     (D) Vote. Except as  may be provided in this Certificate of Incorporation
         ----
or in a Preferred Stock Designation, or as may be required by law, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

     (E) Record Holders. The Corporation shall be entitled to treat the person
         --------------
in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as may be required by law.

                                   ARTICLE V

     The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation, recognizing that, under certain circumstances, the creation and issuance of such rights could have the effect of discouraging third parties from seeking, or impairing their ability to seek, to acquire a significant portion of the outstanding securities of the Corporation, to engage in any transaction which might result in a change of control of the Corporation or to enter into any agreement, arrangement or understanding with another party to accomplish the foregoing or for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

     (A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

     (B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other stock or other securities of the Corporation.

     (C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

     (D) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

     (E) Provisions which permit the Corporation to redeem or exchange such rights, which redemption or exchange may be within the sole discretion of the Board of Directors, if the Board of Directors reserves such right to itself.

     (F) The appointment of a rights agent with respect to such rights.

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article V. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

                                  ARTICLE VI

     (A) In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

          (i) to adopt, amend or repeal the Bylaws of the Corporation, provided,
                                                                       --------
     however, that the Bylaws adopted by the Board of Directors under the powers
     -------
     hereby conferred or previously conferred may be altered, amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, provided, further, that in the case of
                                 -----------------
     amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal the Bylaws; and

          (ii) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

     (B) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with subparagraph (i) of paragraph (A) of this Article VI.

                                  ARTICLE VII

     Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional Directors under specific circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.

                                 ARTICLE VIII

     (A) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional Directors under specific circumstances, the number of Directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws.

     (B) Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of Directors of the Corporation need not be by written ballot.

     (C) In the event that, and at such time as, the number of Directors fixed by or in the manner provided in the Bylaws is three (3) or more, the Directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation, shall be divided into three classes as nearly equal in number as possible, and designated as Class I, Class II and Class III. Class I Directors shall be initially elected for a term expiring at the 1994 annual meeting of stockholders, Class II Directors shall be initially elected for a term expiring at the 1995 annual meeting of stockholders, and Class III Directors shall be initially elected for a term expiring at the 1996 annual meeting of stockholders. Members of each Class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the Class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified.

     (D) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional Directors under specific circumstances, any Director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

     (E) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VIII.

                                  ARTICLE IX

     A Director or an Officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or an Officer, except for liability (i) for any breach of the Director's or Officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director or Officer derived an improper personal benefit. No amendment or repeal of this Article IX shall adversely affect any right or protection of a Director or an Officer of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE X

     Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law, and all powers, preferences and rights of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X, provided, however, that
                                                         -----------------
no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of law.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary and has caused its corporate seal to be hereunto affixed, this 31st day of August, 1993.


                                          VESTA INSURANCE GROUP, INC.

                                          By ________________________
                                             President

Attest: _______________________
        Assistant Secretary